EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos 333-217559, 333-196110, 333-174152, 333-156501, 333-41065, and 333-02605) of MYR Group Inc. of our report dated March 13, 2018 relating to the combined financial statements of Huen Electric, Inc. (Illinois, New York and New Jersey Corporations) as of and for the years ended December 31, 2017 and 2016, which appears in this Current Report on Form 8-K/A dated September 18, 2018.

/s/ Warady & Davis LLP
Deerfield, IL
September 18, 2018